                              Offer to Exchange its
                      9 1/4% Series B Senior Notes due 2006
                       for any and all of its outstanding
                          9 1/4% Senior Notes due 2006

                                       of

                                EKCO GROUP, INC.

===============================================================================
THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME ON ______________, 1996 UNLESS EXTENDED.
===============================================================================

To Brokers, Dealers, Commercial Banks,                       ____________, 1996
Trust Companies and Other Nominees:

         Ekco Group, Inc., a Delaware corporation, (the "Company") is offering upon the terms and conditions set forth in the Prospectus, dated __________, 1996 (as the same may be amended from time to time, the Prospectus"), and in the related Letter of Transmittal enclosed herewith, to exchange (the "Exchange Offer") its 9 1/4% Series B Senior Notes due 2006 (the "New Senior Notes") for an equal principal amount of its 9 1/4% Senior Notes due 2006 (the "Old Senior Notes" and together with the New Senior Notes, the Notes") As set forth in the Prospectus, the terms of the New Senior Notes are identical in all material respects to the Old Senior Notes, except for certain transfer restrictions relating to the Old Senior Notes and except that the New Senior Notes will not contain certain provisions relating to an increase in the interest rate which were included in the Old Senior Notes under certain circumstances relating to the timing of the Exchange Offer. Old Senior Notes may only be tendered in integral multiples of $1,000.

         THE EXCHANGE OFFER IS SUBJECT TO CERTAIN CONDITIONS. SEE "THE EXCHANGE OFFER-CONDITIONS" IN THE PROSPECTUS.

         Enclosed herewith for your information and forwarding to your clients are copies of the following documents:

                  1. The Prospectus, dated _________, 1996.

                  2. The Letter of Transmittal to exchange New Senior Notes for your use and for the information of your clients. Facsimile copies of the Letter Transmittal may be used to exchange New Senior Notes.

                  3. A form of letter which may be sent to your clients for whose accounts you hold Old Senior Notes registered in your name or in the name of your nominee, with space provided for obtaining such client's instructions with regard to the Exchange Offer.

                  4. A Notice of Guaranteed Delivery.

                  5. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9.

                  6. A return envelope addressed to Fleet National Bank, the Exchange Agent.

         YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON ____________, 1996, UNLESS EXTENDED. PLEASE FURNISH COPIES OF THE ENCLOSED MATERIALS TO THOSE OF YOUR CLIENTS FOR WHOM YOU HOLD OLD SENIOR NOTES REGISTERED IN YOUR NAME OF YOUR NOMINEE AS QUICKLY AS POSSIBLE.

         In all cases, exchanges of Old Senior Notes accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (a) certificates representing such Old Senior Notes, (b) the Letter of Transmittal (or facsimile thereof) properly completed and duly executed with any required signature guarantees, and (c) any other documents required by the Letter of Transmittal.

         If holders of Old Senior Notes wish to tender, but it is impracticable for them to forward their certificates for Old Senior Notes prior to the expiration of the Exchange Offer or to comply with the book-entry transfer procedures on a timely basis, a tender may be offered by following the guaranteed delivery procedure described in the Prospectus under "The Exchange Offer-Guaranteed Delivery Procedures."

         The Exchange Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Old Senior Notes residing in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such Old Senior jurisdiction.

         The Company will not pay any fees or commissions to brokers, dealers or other persons for soliciting exchanges of Old Senior Notes pursuant to the Exchange Offer. The Company will, however, upon request, reimburse you for customary clerical and mailing expenses incurred by you in forwarding any of the enclosed materials to your clients. The Company will pay or cause to be paid any transfer taxes payable on the transfer of Old Senior Notes to it, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

         Questions and requests for assistance with respect to the Exchange Offer or for copies of the Prospectus and Letter of Transmittal may be directed to the Exchange Agent at its address set forth in the Prospectus or at (860) 986-2910.

                                              Very truly yours,



                                              EKCO GROUP, INC.

         NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF THE COMPANY, OR ANY AFFILIATE THEREOF, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.


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             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.-Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-000000. The table below will help determine the number to give the payer.


                                GIVE THE
FOR THIS TYPE OF ACCOUNT:       SOCIAL SECURITY
                                NUMBER OF-

1.   An individual's account    The individual

2.   Two or more individuals    The actual owner of
     (joint account)            the account or, if
                                combined funds, any
                                one of the
                                individuals(1)

3.   Husband and wife           The actual owner of
     (joint account)            the account or, if joint
                                funds, either person (1)

4.   Custodian account of a     The minor(2)
     minor (Uniform Gift to
     Minors Act)

5.   Adult and minor (joint     The adult or, if the
     account)                   minors is the only
                                contributor, the
                                minor(1)

6.   Account in the name of     The ward, minor, or
     guardian or committee      incompetent person(3)
     for a designated ward,
     minor, or incompetent
     person

7.a. The usual revocable        The grantor-trustee(1)
     savings trust account
     (grantor is also trustee)
  b. So-called trust account    The actual owner(1)
     that is not a legal or
     valid trust under State
     law

8.   Sole proprietorship        The owner(4)
     account

                                GIVE THE EMPLOYER
FOR THIS TYPE OF ACCOUNT:       IDENTIFICATION
                                NUMBER OF-

9.   A valid trust, estate, or  The legal entity (Do
     pension trust              not furnish the
                                identifying number of
                                the personal
                                representative or trustee
                                unless the legal entity
                                itself is not designated
                                in the account title.)(5)

10.  Corporate account          The corporation

11. Religious, charitable, or The organization educational organization account

12.  Partnership account held   The Partnership
     in the name of the
     business

13.  Association, club, or      The organization
     other tax-exempt
     organization

14.  A broker or registered     The broker or nominee
     nominee

15.  Account with the           The public entity
     Department of Agriculture
     in the name of a public
     entity (such as a State or
     local government, school
     district, or prison) that
     receives agricultural program
     payments





(1)      List first and circle the name of the person whose number you furnish.

(2)      Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social number.

(4)      Show the name of the owner.

(5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.


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             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER OF SUBSTITUTE FORM W-9
                                     PAGE 2

OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for Social Security Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

    -  A corporation.

    -  A financial institution

    - An organization exempt from tax under section 501(a), or an individual retirement plan.

    -   The United States or any agency or instrumentality thereof.

    - A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

    - A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

    -  An international organization of any agency, or instrumentality thereof.

    - A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

    -  A real estate investment trust.

    -  A common trust fund operated by a bank under section 584(a).

    -  An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).

    - An entity registered at all times under the Investment Company Act of 1940.

    -  A foreign central bank of issue.

  Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

    -  Payments to nonresident aliens subject to withholding under section 1441.

    - Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

    - Payments of patronage dividends where the amount received is not paid in money.

    -  Payments made by certain foreign organizations.

    -  Payments made to a nominee.

  Payments of interest not generally subject to backup withholding include the following:

    - Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

  - Payments of tax-exempt interest (including exemptinterest dividends under section 852).

  -   Payments described in section 6049(b)(5) to non-resident aliens.

  -   Payments on tax-free covenant bonds under section 1451.

  -   Payments made by certain foreign organizations.

  -   Payments made to a nominee.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

    Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6045A.

PRIVACY ACT NOTICE.-Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Beginning January 1, 1993, payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.-If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) FAILURE TO REPORT CERTAIN DIVIDEND AND INTEREST PAYMENTS-If you fail to include any portion of an includible payment for interest, dividends, or patronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 5% on any portion of an under-payment attributable to that failure unless there is clear and convincing evidence to the contrary.

(3) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING-If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(4) CRIMINAL PENALTY FOR FALSIFYING INFORMATION- Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment. FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE